Exhibit 21

LIST OF SUBSIDIARIES

OMEGA HEALTHCARE INVESTORS, INC.

	Subsidiary	Jurisdiction of Incorporation
1.	1040 Wedding Ford Road, LLC	Arkansas
2.	1101 Waterwell Road, LLC	Arkansas
3.	1149 & 1151 West New Hope Road, LLC	Arkansas
4.	115 Orendorff Avenue, LLC	Arkansas
5.	11900 East Artesia Boulevard, LLC	California
6.	1194 North Chester Street, LLC	Arkansas
7.	1200 Ely Street Holdings Co. LLC	Michigan
8.	13922 Cerise Avenue, LLC	California
9.	1401 Park Avenue, LLC	Arkansas
10.	1628 B Street, LLC	California
11.	202 Tims Avenue, LLC	Arkansas
12.	228 Pointer Trail West, LLC	Arkansas
13.	2400 Parkside Drive, LLC	California
14.	2425 Teller Avenue, LLC	Colorado
15.	245 East Wilshire Avenue, LLC	California
16.	2701 Twin Rivers Drive, LLC	Arkansas
17.	3232 Artesia Real Estate, LLC	California
18.	3600 Richards Road, LLC	Arkansas
19.	3806 Clayton Road, LLC	California
20.	42235 County Road Holdings Co. LLC	Michigan
21.	48 High Point Road, LLC	Maryland
22.	523 Hayes Lane, LLC	California
23.	637 East Romie Lane, LLC	California
24.	700 Mark Drive, LLC	Arkansas
25.	900 Magnolia Road SW, LLC	Arkansas
26.	Arizona Lessor - Infinia, Inc.	Maryland
27.	Bayside Colorado Healthcare Associates, Inc.	Colorado
28.	Bayside Street II, Inc.	Delaware
29.	Bayside Street, Inc.	Maryland
30.	Canton Health Care Land, Inc.	Ohio
31.	Carnegie Gardens LLC	Delaware
32.	CFG 2115 Woodstock Place LLC	Delaware
33.	CHR Bartow LLC	Delaware
34.	CHR Boca Raton LLC	Delaware
35.	CHR Bradenton LLC	Delaware
36.	CHR Cape Coral LLC	Delaware
37.	CHR Clearwater Highland LLC	Delaware
38.	CHR Clearwater LLC	Delaware
39.	CHR Deland East LLC	Delaware

	Subsidiary	Jurisdiction of Incorporation
40.	CHR Deland West LLC	Delaware
41.	CHR Fort Myers LLC	Delaware
42.	CHR Fort Walton Beach LLC	Delaware
43.	CHR Gulfport LLC	Delaware
44.	CHR Hudson LLC	Delaware
45.	CHR Lake Wales LLC	Delaware
46.	CHR Lakeland LLC	Delaware
47.	CHR Panama City LLC	Delaware
48.	CHR Pompano Beach Broward LLC	Delaware
49.	CHR Pompano Beach LLC	Delaware
50.	CHR Sanford LLC	Delaware
51.	CHR Sarasota LLC	Delaware
52.	CHR Spring Hill LLC	Delaware
53.	CHR St. Pete Abbey LLC	Delaware
54.	CHR St. Pete Bay LLC	Delaware
55.	CHR St. Pete Egret LLC	Delaware
56.	CHR Tampa Carrollwood LLC	Delaware
57.	CHR Tampa LLC	Delaware
58.	CHR Tarpon Springs LLC	Delaware
59.	CHR Titusville LLC	Delaware
60.	CHR West Palm Beach LLC	Delaware
61.	Colonial Gardens, LLC	Ohio
62.	Colorado Lessor - Conifer, Inc.	Maryland
63.	CSE Albany LLC	Delaware
64.	CSE Amarillo LLC	Delaware
65.	CSE Arden L.P.	Delaware
66.	CSE Augusta LLC	Delaware
67.	CSE Bedford LLC	Delaware
68.	CSE Blountville LLC	Delaware
69.	CSE Bolivar LLC	Delaware
70.	CSE Cambridge LLC	Delaware
71.	CSE Cambridge Realty LLC	Delaware
72.	CSE Camden LLC	Delaware
73.	CSE Canton LLC	Delaware
74.	CSE Casablanca Holdings II LLC	Delaware
75.	CSE Casablanca Holdings LLC	Delaware
76.	CSE Cedar Rapids LLC	Delaware
77.	CSE Centennial Village	Delaware
78.	CSE Chelmsford LLC	Delaware
79.	CSE Chesterton LLC	Delaware
80.	CSE Claremont LLC	Delaware
81.	CSE Corpus North LLC	Delaware
82.	CSE Denver Iliff LLC	Delaware

2

	Subsidiary	Jurisdiction of Incorporation
83.	CSE Denver LLC	Delaware
84.	CSE Douglas LLC	Delaware
85.	CSE Elkton LLC	Delaware
86.	CSE Elkton Realty LLC	Delaware
87.	CSE Fairhaven LLC	Delaware
88.	CSE Fort Wayne LLC	Delaware
89.	CSE Frankston LLC	Delaware
90.	CSE Georgetown LLC	Delaware
91.	CSE Green Bay LLC	Delaware
92.	CSE Hilliard LLC	Delaware
93.	CSE Huntingdon LLC	Delaware
94.	CSE Huntsville LLC	Delaware
95.	CSE Indianapolis-Continental LLC	Delaware
96.	CSE Indianapolis-Greenbriar LLC	Delaware
97.	CSE Jacinto City LLC	Delaware
98.	CSE Jefferson City LLC	Delaware
99.	CSE Jeffersonville-Hillcrest Center LLC	Delaware
100.	CSE Jeffersonville-Jennings House LLC	Delaware
101.	CSE Kerrville LLC	Delaware
102.	CSE King L.P.	Delaware
103.	CSE Kingsport LLC	Delaware
104.	CSE Knightdale L.P.	Delaware
105.	CSE Lake City LLC	Delaware
106.	CSE Lake Worth LLC	Delaware
107.	CSE Lakewood LLC	Delaware
108.	CSE Las Vegas LLC	Delaware
109.	CSE Lawrenceburg LLC	Delaware
110.	CSE Lenoir L.P.	Delaware
111.	CSE Lexington Park LLC	Delaware
112.	CSE Lexington Park Realty LLC	Delaware
113.	CSE Ligonier LLC	Delaware
114.	CSE Live Oak LLC	Delaware
115.	CSE Lowell LLC	Delaware
116.	CSE Marianna Holdings LLC	Delaware
117.	CSE Memphis LLC	Delaware
118.	CSE Mobile LLC	Delaware
119.	CSE Moore LLC	Delaware
120.	CSE North Carolina Holdings I LLC	Delaware
121.	CSE North Carolina Holdings II LLC	Delaware
122.	CSE Omro LLC	Delaware
123.	CSE Orange Park LLC	Delaware
124.	CSE Orlando-Pinar Terrace Manor LLC	Delaware
125.	CSE Orlando-Terra Vista Rehab LLC	Delaware

3

	Subsidiary	Jurisdiction of Incorporation
126.	CSE Pennsylvania Holdings	Delaware
127.	CSE Piggott LLC	Delaware
128.	CSE Pilot Point LLC	Delaware
129.	CSE Pine View LLC	Delaware
130.	CSE Ponca City LLC	Delaware
131.	CSE Port St. Lucie LLC	Delaware
132.	CSE Richmond LLC	Delaware
133.	CSE Ripley LLC	Delaware
134.	CSE Ripon LLC	Delaware
135.	CSE Safford LLC	Delaware
136.	CSE Salina LLC	Delaware
137.	CSE Seminole LLC	Delaware
138.	CSE Shawnee LLC	Delaware
139.	CSE Spring Branch LLC	Delaware
140.	CSE Stillwater LLC	Delaware
141.	CSE Taylorsville LLC	Delaware
142.	CSE Texarkana LLC	Delaware
143.	CSE Texas City LLC	Delaware
144.	CSE The Village LLC	Delaware
145.	CSE Upland LLC	Delaware
146.	CSE Walnut Cove L.P.	Delaware
147.	CSE West Point LLC	Delaware
148.	CSE Whitehouse LLC	Delaware
149.	CSE Williamsport LLC	Delaware
150.	CSE Winter Haven LLC	Delaware
151.	CSE Woodfin L.P.	Delaware
152.	CSE Yorktown LLC	Delaware
153.	Delta Investors I, LLC	Maryland
154.	Delta Investors II, LLC	Maryland
155.	Desert Lane LLC	Delaware
156.	Dixie White House Nursing Home, Inc.	Mississippi
157.	Dixon Health Care Center, Inc.	Ohio
158.	Encanto Senior Care, LLC	Arizona
159.	Florida Lessor – Meadowview, Inc.	Maryland
160.	Florida Real Estate Company, LLC	Florida
161.	G&L Gardens, LLC	Arizona
162.	Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
163.	Golden Hill Real Estate Company, LLC	California
164.	Greenbough, LLC	Delaware
165.	Hutton I Land, Inc.	Ohio
166.	Hutton II Land, Inc.	Ohio
167.	Hutton III Land, Inc.	Ohio
168.	Indiana Lessor – Wellington Manor, Inc.	Maryland

4

	Subsidiary	Jurisdiction of Incorporation
169.	LAD I Real Estate Company, LLC	Delaware
170.	Leatherman 90-1, Inc.	Ohio
171.	Leatherman Partnership 89-1, Inc.	Ohio
172.	Leatherman Partnership 89-2, Inc.	Ohio
173.	Meridian Arms Land, Inc.	Ohio
174.	North Las Vegas LLC	Delaware
175.	NRS Ventures, L.L.C.	Delaware
176.	Ocean Springs Nursing Home, Inc.	Mississippi
177.	OHI (Connecticut), Inc.	Connecticut
178.	OHI (Illinois), Inc.	Illinois
179.	OHI (Indiana), Inc.	Indiana
180.	OHI (Iowa), Inc.	Iowa
181.	OHI Asset (AR) Ash Flat, LLC	Delaware
182.	OHI Asset (AR) Camden, LLC	Delaware
183.	OHI Asset (AR) Conway, LLC	Delaware
184.	OHI Asset (AR) Des Arc, LLC	Delaware
185.	OHI Asset (AR) Hot Springs, LLC	Delaware
186.	OHI Asset (AR) Malvern, LLC	Delaware
187.	OHI Asset (AR) Mena, LLC	Delaware
188.	OHI Asset (AR) Pocahontas, LLC	Delaware
189.	OHI Asset (AR) Sheridan, LLC	Delaware
190.	OHI Asset (AR) Walnut Ridge, LLC	Delaware
191.	OHI Asset (AZ) Austin House, LLC	Delaware
192.	OHI Asset (CA), LLC	Delaware
193.	OHI Asset (CO), LLC	Delaware
194.	OHI Asset (CT) Lender, LLC	Delaware
195.	OHI Asset (FL) Lake Placid, LLC	Delaware
196.	OHI Asset (FL) Lender, LLC	Delaware
197.	OHI Asset (FL), LLC	Delaware
198.	OHI Asset (GA) Macon, LLC	Delaware
199.	OHI Asset (GA) Moultrie, LLC	Delaware
200.	OHI Asset (GA) Snellville, LLC	Delaware
201.	OHI Asset (ID) Holly, LLC	Delaware
202.	OHI Asset (ID) Midland, LLC	Delaware
203.	OHI Asset (ID), LLC	Delaware
204.	OHI Asset (IL), LLC	Delaware
205.	OHI Asset (IN) American Village, LLC	Delaware
206.	OHI Asset (IN) Anderson, LLC	Delaware
207.	OHI Asset (IN) Beech Grove, LLC	Delaware
208.	OHI Asset (IN) Clarksville, LLC	Delaware
209.	OHI Asset (IN) Clinton, LLC	Delaware
210.	OHI Asset (IN) Connersville, LLC	Delaware
211.	OHI Asset (IN) Crown Point, LLC	Delaware

5

	Subsidiary	Jurisdiction of Incorporation
212.	OHI Asset (IN) Eagle Valley, LLC	Delaware
213.	OHI Asset (IN) Elkhart, LLC	Delaware
214.	OHI Asset (IN) Forest Creek, LLC	Delaware
215.	OHI Asset (IN) Fort Wayne, LLC	Delaware
216.	OHI Asset (IN) Franklin, LLC	Delaware
217.	OHI Asset (IN) Greensburg, LLC	Delaware
218.	OHI Asset (IN) Indianapolis, LLC	Delaware
219.	OHI Asset (IN) Jasper, LLC	Delaware
220.	OHI Asset (IN) Kokomo, LLC	Delaware
221.	OHI Asset (IN) Lafayette, LLC	Delaware
222.	OHI Asset (IN) Madison, LLC	Delaware
223.	OHI Asset (IN) Monticello, LLC	Delaware
224.	OHI Asset (IN) Noblesville, LLC	Delaware
225.	OHI Asset (IN) Rosewalk, LLC	Delaware
226.	OHI Asset (IN) Salem, LLC	Delaware
227.	OHI Asset (IN) Seymour, LLC	Delaware
228.	OHI Asset (IN) Spring Mill, LLC	Delaware
229.	OHI Asset (IN) Terre Haute, LLC	Delaware
230.	OHI Asset (IN) Wabash, LLC	Delaware
231.	OHI Asset (IN) Westfield, LLC	Delaware
232.	OHI Asset (IN) Zionsville, LLC	Delaware
233.	OHI Asset (LA), LLC	Delaware
234.	OHI Asset (MD), LLC	Delaware
235.	OHI Asset (MI) Heather Hills, LLC	Delaware
236.	OHI Asset (MI), LLC	Delaware
237.	OHI Asset (MO), LLC	Delaware
238.	OHI Asset (MS) Byhalia, LLC	Delaware
239.	OHI Asset (MS) Cleveland, LLC	Delaware
240.	OHI Asset (MS) Clinton, LLC	Delaware
241.	OHI Asset (MS) Columbia, LLC	Delaware
242.	OHI Asset (MS) Corinth, LLC	Delaware
243.	OHI Asset (MS) Greenwood, LLC	Delaware
244.	OHI Asset (MS) Grenada, LLC	Delaware
245.	OHI Asset (MS) Holly Springs, LLC	Delaware
246.	OHI Asset (MS) Indianola, LLC	Delaware
247.	OHI Asset (MS) Natchez, LLC	Delaware
248.	OHI Asset (MS) Picayune, LLC	Delaware
249.	OHI Asset (MS) Vicksburg, LLC	Delaware
250.	OHI Asset (MS) Yazoo City, LLC	Delaware
251.	OHI Asset (NC) Wadesboro, LLC	Delaware
252.	OHI Asset (OH) Lender, LLC	Delaware
253.	OHI Asset (OH), LLC	Delaware
254.	OHI Asset (OR) Portland, LLC	Delaware

6

	Subsidiary	Jurisdiction of Incorporation
255.	OHI Asset (PA) Trust	Maryland
256.	OHI Asset (PA), LLC	Delaware
257.	OHI Asset (SC) Aiken, LLC	Delaware
258.	OHI Asset (SC) Anderson, LLC	Delaware
259.	OHI Asset (SC) Easley Anne, LLC	Delaware
260.	OHI Asset (SC) Easley Crestview, LLC	Delaware
261.	OHI Asset (SC) Edgefield, LLC	Delaware
262.	OHI Asset (SC) Greenville Griffith, LLC	Delaware
263.	OHI Asset (SC) Greenville Laurens, LLC	Delaware
264.	OHI Asset (SC) Greenville North, LLC	Delaware
265.	OHI Asset (SC) Greenville, LLC	Delaware
266.	OHI Asset (SC) Greer, LLC	Delaware
267.	OHI Asset (SC) Marietta, LLC	Delaware
268.	OHI Asset (SC) McCormick, LLC	Delaware
269.	OHI Asset (SC) Orangeburg, LLC	Delaware
270.	OHI Asset (SC) Pickens East Cedar, LLC	Delaware
271.	OHI Asset (SC) Pickens Rosemond, LLC	Delaware
272.	OHI Asset (SC) Piedmont, LLC	Delaware
273.	OHI Asset (SC) Simpsonville SE Main, LLC	Delaware
274.	OHI Asset (SC) Simpsonville West Broad, LLC	Delaware
275.	OHI Asset (SC) Simpsonville West Curtis, LLC	Delaware
276.	OHI Asset (TN) Bartlett, LLC	Delaware
277.	OHI Asset (TN) Collierville, LLC	Delaware
278.	OHI Asset (TN) Memphis, LLC	Delaware
279.	OHI Asset (TX) Anderson, LLC	Delaware
280.	OHI Asset (TX) Bryan, LLC	Delaware
281.	OHI Asset (TX) Burleson, LLC	Delaware
282.	OHI Asset (TX) College Station, LLC	Delaware
283.	OHI Asset (TX) Comfort, LLC	Delaware
284.	OHI Asset (TX) Diboll, LLC	Delaware
285.	OHI Asset (TX) Granbury, LLC	Delaware
286.	OHI Asset (TX) Hondo, LLC	Delaware
287.	OHI Asset (TX) Italy, LLC	Delaware
288.	OHI Asset (TX) Winnsboro, LLC	Delaware
289.	OHI Asset (TX), LLC	Delaware
290.	OHI Asset (UT) Ogden, LLC	Delaware
291.	OHI Asset (UT) Provo, LLC	Delaware
292.	OHI Asset (UT) Roy, LLC	Delaware
293.	OHI Asset (VA) Charlottesville, LLC	Delaware
294.	OHI Asset (VA) Farmville, LLC	Delaware
295.	OHI Asset (VA) Hillsville, LLC	Delaware
296.	OHI Asset (VA) Rocky Mount, LLC	Delaware
297.	OHI Asset (WA) Battle Ground, LLC	Delaware

7

	Subsidiary	Jurisdiction of Incorporation
298.	OHI Asset (WV) Danville, LLC	Delaware
299.	OHI Asset (WV) Ivydale, LLC	Delaware
300.	OHI Asset CSB LLC	Delaware
301.	OHI Asset CSE – E, LLC	Delaware
302.	OHI Asset CSE – U, LLC	Delaware
303.	OHI Asset HUD CFG, LLC	Delaware
304.	OHI Asset HUD Delta, LLC	Delaware
305.	OHI Asset HUD H-F, LLC	Delaware
306.	OHI Asset HUD SF CA, LLC	Delaware
307.	OHI Asset HUD SF, LLC	Delaware
308.	OHI Asset HUD WO, LLC	Delaware
309.	OHI Asset II (CA), LLC	Delaware
310.	OHI Asset II (FL), LLC	Delaware
311.	OHI Asset II (PA) Trust	Maryland
312.	OHI Asset III (PA) Trust	Maryland
313.	OHI Asset IV (PA) Silver Lake Trust	Maryland
314.	OHI Asset RO PMM Services, LLC	Delaware
315.	OHI Asset RO, LLC	Delaware
316.	OHI Asset, LLC	Delaware
317.	OHI Mezz Lender, LLC	Delaware
318.	OHI Tennessee, Inc.	Maryland
319.	OHIMA, Inc.	Massachusetts
320.	Omega TRS I, Inc.	Maryland
321.	Orange Village Care Center, Inc.	Ohio
322.	Palm Valley Senior Care, LLC	Arizona
323.	Panama City Nursing Center LLC	Delaware
324.	Pavillion North Partners, Inc.	Pennsylvania
325.	Pavillion North, LLP	Pennsylvania
326.	Pavillion Nursing Center North, Inc.	Pennsylvania
327.	Pensacola Real Estate Holdings I, Inc.	Florida
328.	Pensacola Real Estate Holdings II, Inc.	Florida
329.	Pensacola Real Estate Holdings III, Inc.	Florida
330.	Pensacola Real Estate Holdings IV, Inc.	Florida
331.	Pensacola Real Estate Holdings V, Inc.	Florida
332.	PV Realty-Clinton, LLC	Maryland
333.	PV Realty-Holly Hill, LLC	Maryland
334.	PV Realty-Kensington, LLC	Maryland
335.	PV Realty-Willow Tree, LLC	Maryland
336.	Ridgecrest Senior Care, LLC	Arizona
337.	Skyler Boyington, Inc.	Mississippi
338.	Skyler Florida, Inc.	Mississippi
339.	Skyler Maitland LLC	Delaware
340.	Skyler Pensacola, Inc.	Florida

8

	Subsidiary	Jurisdiction of Incorporation
341.	SLC Property Investors, LLC	Delaware
342.	St. Mary’s Properties, Inc.	Ohio
343.	Sterling Acquisition Corp.	Kentucky
344.	Suwanee, LLC	Delaware
345.	Texas Lessor – Stonegate GP, Inc.	Maryland
346.	Texas Lessor – Stonegate, Limited, Inc.	Maryland
347.	Texas Lessor – Stonegate, LP	Maryland
348.	The Suburban Pavilion, Inc.	Ohio
349.	Washington Lessor – Silverdale, Inc.	Maryland
350.	Wilcare, LLC	Ohio

* * *

9